Financial Institutions, Inc. Settles Auto Lending Litigation

WARSAW, N.Y., March 10, 2025 — Financial Institutions, Inc. (NASDAQ: FISI) (the “Company”), parent company of Five Star Bank (the “Bank”), announced that it has settled civil litigation in connection with the Bank’s auto loan notification process.

The legal action, which had been pending in Pennsylvania state court since 2017, related to language in repossession notices issued between 2011 and 2021 to defaulting borrowers. The Company executed a settlement agreement in connection with the class action lawsuit on March 7, 2025, subject to Court approval. Accordingly, the Company is recording a litigation accrual in the Company’s fourth quarter 2024 consolidated financial statements of $23.0 million, or $17.1 million after tax. Details on the settlement agreement and the financial impact of the litigation accrual on fourth quarter and full-year 2024 results were included in Current Reports on Form 8-K filed today with the Securities and Exchange Commission. The Company does not anticipate that additional amounts will be accrued for this matter in 2025 or other future periods, and it does not expect any changes to its previously published 2025 guidance as a result of the settlement.

Management will host an investor conference call on March 10, 2025, at 4:45 p.m. Eastern Time. Participants may access the live call toll-free by dialing 1-833-470-1428 and providing the access code 310636. A replay of the call will be available for at least seven days and may be accessed toll-free by dialing 1-866-813-9403 and providing the access code 538758.

About Financial Institutions, Inc.
Financial Institutions, Inc. (NASDAQ: FISI) is a financial holding company with approximately $6.1 billion in assets as of December 31, 2024, offering banking and wealth management products and services. Its Five Star Bank subsidiary provides consumer and commercial banking and lending services to individuals, municipalities and businesses through banking locations spanning Western and Central New York and a commercial loan production office serving the Mid-Atlantic region. Courier Capital, LLC offers customized investment management, financial planning and consulting services to individuals and families, businesses, institutions, non-profits and retirement plans. Learn more at Five-StarBank.com and FISI-Investors.com.

Safe Harbor Statement

This press release contains forward-looking statements as defined by Section 21E of the Securities Exchange Act of 1934, as amended, that involve significant risks and uncertainties. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "believe," "continue," "estimate," "expect," "forecast," "intend," "plan," "preliminary," "should," or "will." Statements herein are based on certain assumptions and analyses by the Company and factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: the Court’s approval of the settlement referenced herein; changes in interest rates; inflation; changes in deposit flows and the cost and availability of funds; the Company’s ability to implement its strategic plan, including by expanding its commercial lending footprint and integrating its acquisitions; whether the Company experiences greater credit losses than expected; whether the Company experiences breaches of its, or third party, information systems; the attitudes and preferences of the Company’s customers; legal and regulatory proceedings and related matters, including any action described in our reports filed with the SEC, could adversely affect us and the banking industry in general; the competitive environment; fluctuations in the fair value of securities in its investment portfolio; changes in the regulatory environment and the Company’s compliance with regulatory requirements; and general economic and credit market conditions nationally and regionally; and the macroeconomic volatility related to the impact of public health emergencies or global political unrest. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language and risk factors included in the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other documents filed with the SEC. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

For additional information contact:

Kate Croft

Director of Investor and External Relations

(716) 817-5159

klcroft@five-starbank.com